                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Clean Harbors, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Clean Harbors, Inc.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-a6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.

     3)  Filing Party:

     4)  Date Filed:

Notes:

No preliminary filing was made, because the only matters to be acted upon are
(1) the election of directors and (2) the approval of amendments to a plan as defined in paragraph (a)(7)(ii) of Item 402 of Regulation S-K.

Item 2 at the Annual Meeting is a proposal to amend the 1992 Equity Incentive Plan, approved at the 1992 Annual Meeting, to increase the total number of shares authorized for issuance under the Equity Incentive Plan from 450,000 shares to 800,000 shares. The Company intends to register the shares called for thereby under the Securities Act within the next 60 days.

The proxy statement does not include either the Long-Term Incentive Plan Awards Table or the Pension Plan Table specified in Item 402(e) and (f), respectively, because the Company does not have a "long-term incentive plan" as defined in
Item 402(a)(7)(iii) or a pension plan other than a 401(k) plan.

To Our Fellow Stockholders:

  On behalf of the Board of Directors, it is my pleasure to invite you to attend the 1994 Annual Meeting of Stockholders, to be held on Thursday, May 19, 1994 in Boston, Massachusetts.

  Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team, if you attend the meeting in person.

  Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

  I hope you enjoy reading the enclosed 1993 Annual Report. 1993 was a year with many changes, for our Company and our industry. The Annual Report contains an extensive discussion and analysis of our results of operations, and the reengineering program undertaken to increase our productivity and improve our operating results. We are proud of our people and their hard work over the past year to ensure that the investments we have made in new plants, equipment and technology will pay off in increased revenues and profits.

  Thank you for your continued support of Clean Harbors. I hope to see you at the Annual Meeting on May 19th.

                                          Alan S. McKim
                                          Chairman of the Board

                              CLEAN HARBORS, INC.
                            1200 CROWN COLONY DRIVE
                          QUINCY, MASSACHUSETTS 02169

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  Notice is hereby given that the Annual Meeting of Stockholders of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), will be held at the offices of USTrust, 40 Court Street, Boston, Massachusetts at 8:30 a.m., local time, on Thursday, May 19, 1994 for the following purposes:

    1. To elect two (2) Class II members of the Board of Directors of the Company to serve until the 1997 Annual Meeting of Stockholders and until their respective successors are chosen and qualified;

    2. To consider and act upon a proposal to amend the Company's Equity Incentive Plan to increase the total number of shares authorized for issuance under the Equity Incentive Plan from 450,000 shares to 800,000 shares; and

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

  Stockholders of record at the close of business on April 1, 1994 will be entitled to notice and to vote at the meeting.

  You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

                                          By order of the Board of Directors

                                          C. Michael Malm, Clerk

April 7, 1994

                              CLEAN HARBORS, INC.
                            1200 CROWN COLONY DRIVE
                          QUINCY, MASSACHUSETTS 02169

                               -----------------

                                PROXY STATEMENT

                               -----------------

  The accompanying proxy is solicited by the Board of Directors of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 19, 1994, and any adjournment thereof.

                               PROXY SOLICITATION

  Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified or, if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company's directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders beginning on April 14, 1994.

                      INFORMATION AS TO VOTING SECURITIES

  The holders of the Company's Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters. Each issued and outstanding share of the Company's Common Stock, $.01 par value per share, and each issued and outstanding share of the Company's Series B Convertible Preferred Stock, $.01 par value per share, is entitled to one vote. Only stockholders of record at the close of business on April 1, 1994 will be entitled to vote at the meeting. On March 11, 1994, there were 9,428,504 shares of Common Stock and 112,000 shares of Series B Convertible Preferred Stock of the Company outstanding. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

  The election of the Class II directors requires the affirmative vote of the holders of a plurality of the shares of both classes of stock represented at the meeting. Approval of the proposal to amend the Equity Incentive Plan and any other matters which may properly come before the meeting will require the affirmative vote of the holders of a majority of the shares represented at the meeting. Votes withheld from any nominee for election as a director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, abstentions and broker "non-votes" will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. Election of directors is considered a routine matter; a proposal to amend a stock option plan is considered non-routine. The missing votes on non-routine matters are "broker non-votes."

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

        NAME             AGE                      POSITION
        ----             ---                      --------
Alan S. McKim...........  39 Chairman of the Board of Directors, President
                              and Chief Executive Officer
John F. Kaslow..........  61 Director
John O. Peterson........  64 Director
Lorne R. Waxlax.........  60 Director
Daniel J. McCarthy......  62 Director
Christy W. Bell.........  71 Director
James A. Pitts..........  53 Senior Vice President of Finance and Administration
                              Treasurer and Chief Financial Officer
Mary-Ellen Drinkwater...  35 Vice President and Corporate Controller
Jorgen H. Vestergaard...  57 President, Clean Harbors Technology Corporation
Lawton T. Hemans II.....  55 Senior Vice President of Operations*
Michael R. Hatch........  40 Senior Vice President of Facilities*
John P. Lawton..........  33 Vice President of Sales*

- --------
 *Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

  Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. He serves as a director of most of the Company's subsidiaries. Mr. McKim served as President of the Company and its predecessor from 1980 to 1988. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires in 1996.

  John F. Kaslow serves as Executive Director of the Northeast Region for the Electric Power Research Institute ("EPRI"), a collaborative research organization which provides advanced science and technology to its member electric utilities and their customers. Prior to joining EPRI, Mr. Kaslow served for 34 years with an electric utility company, the New England Electric System ("NEES"), where he held a number of engineering, operating and general management positions, including serving prior to his retirement as a director, Executive Vice President and Chief Operating Officer of NEES, and as a director and President of its New England Power Company subsidiary. Mr. Kaslow is a director of Doble Engineering Company, which designs and manufactures electric test equipment, and a trustee of Merrimack College, North Andover, Massachusetts. He has served as a director of the Company since 1991 and his current term as a Class I director expires in 1996.

  John O. Peterson is a consultant and a director of several venture capital investment firms. He served as Vice President of Venture Founders Corporation, a venture capital investment firm, from May 1973 through December 1988. Mr. Peterson has served as a consultant to the Company since December 1986. He is currently a director of Canadian Venture Founders Corp. and Canadian Venture Founders Mgt. Ltd., both of which are Canadian venture capital investment companies. Mr. Peterson holds an MBA degree from Harvard Business School. He has served as a director of the Company since 1987. His current term as a Class II director expires this year, and he is standing for reelection for a three-year term.

  Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories, and Jafra Cosmetics International. He is a director of two other public companies, Waban Inc. and HON Industries Inc., and The Iams Company, a private company. He also is a member of the advisory board of Deutsche Bank in Germany, where he was a resident for ten years. Mr. Waxlax holds an MBA degree from Northwestern University. He accepted an appointment to fill a vacancy on the Board of Directors of the Company in March 1994, and his term as a Class II director expires this year. Mr. Waxlax is standing for election for a three-year term.

  Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since July 1972, prior to which he was President of Computer Environments Corporation, a computer services company. He serves as a director and on the Finance Committee of Tufts Associated Health Plan, a health maintenance organization, and as a director of MANAGEDCOMP, Inc., which manages worker's compensation for employers. Mr. McCarthy holds an MBA degree from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987 and his current term as a Class III director expires in 1995.

  Christy W. Bell was Chairman of the Board of ChemClear Inc., a public company which was primarily engaged in the business of treating industrial aqueous waste at its plants in Baltimore, Cleveland, and Chicago, for more than five years prior to its merger into a subsidiary of the Company in 1989. Mr. Bell had also served as President of ChemClear prior to the merger. Mr. Bell is President and an owner of Electro-Petroleum, Inc., Electro-Pyrolysis, Inc., and Arc Technologies, Inc., all of which are involved in the development of technologies for the production of energy. He is also a director of Thoratec Laboratories Corporation. Mr. Bell has served as a director of the Company since the ChemClear merger, and his current term as a Class III director expires in 1995.

  James A. Pitts joined the Company in March 1992 as Senior Vice President of Finance and Administration, Treasurer and Chief Financial Officer. Prior to joining the Company, Mr. Pitts was, from September 1991 to February 1992, acting Chief Financial Officer for the office of The Commonwealth of Massachusetts-appointed Receiver for the City of Chelsea, Massachusetts, and from July 1988 to August 1991, Vice President and Chief Financial Officer of Bain & Company, Inc., an international business consulting firm, where he was responsible for the finance and administration operations of Bain. From 1986 to 1988, he was Executive Vice President of Cullinet Software, Inc., where he was responsible for the finance, human resources and administration operations of Cullinet. Mr. Pitts is a certified public accountant, holds a BBA from Niagara University, an MBA from the University of Connecticut, and is a graduate of the Advanced Management Program at Harvard Business School.

  Mary-Ellen Drinkwater joined the Company in March 1989 as Manager of Financial Analysis. Prior to joining the Company, she spent seven years with the public accounting firm of Coopers & Lybrand, including two years as an audit manager. Since joining the Company, Ms. Drinkwater has held positions as Director of Accounting and Director of Financial Planning and Analysis. She was promoted to Vice President and Corporate Controller of Clean Harbors Environmental Services, Inc. in January 1993, and became Vice President of Clean Harbors, Inc. in May 1993. As Corporate Controller, she is the principal accounting officer for the Company and its subsidiaries. Ms. Drinkwater is a Certified Public Accountant and holds a BS degree in Business Administration from Northeastern University.

  Jorgen H. Vestergaard joined the Company in October 1992, as President of Clean Harbors Technology Corporation, a subsidiary aimed at expanding the market for the Company's Clean Extraction System technology, and developing other leading-edge technology to solve complex environmental problems. Mr. Vestergaard is also responsible for operations of the Company's Baltimore facility, where the Clean Extraction System is located. Prior to joining the Company, he spent 28 years with GE Plastics, a component of General Electric Company. He graduated from the Technical University of Denmark, with a Master's in Chemical Engineering, and holds four patents on process technology applications developed during his career with GE Plastics.

  Lawton T. Hemans II joined the Company in March 1994, as Senior Vice President of Clean Harbors Environmental Services, Inc., responsible for all field operations. From 1985 to 1993, he was with Rollins Environmental Services, Inc., a hazardous waste incineration company, and served as President of several operating divisions and subsidiaries of Rollins. From 1989 to 1993 he was Group Vice President--Services of Rollins. Mr. Hemans holds a BBA degree from Michigan State University.

  Michael R. Hatch is a Senior Vice President of Clean Harbors Environmental Services, Inc., responsible for operations of the Company's waste treatment facilities (other than Baltimore), and is President of several of the Company's subsidiaries. From 1989 to 1990 he was Vice President of Hazardous Waste Management of the Company's Environmental Services subsidiary and from 1990 to 1992 he was in charge of Northeast Region Operations. From 1987 to 1989, he was Senior Vice President of the Company and, since 1986 has been President of its Braintree subsidiary. Mr. Hatch joined the Company in 1981 as Operations Manager and became Vice President of Operations in 1983. In 1985 and 1986, he served as Vice President and General Manager of the Braintree subsidiary. Mr. Hatch received a BS degree from Bridgewater State College and holds an MBA from Boston University.

  John P. Lawton is a Vice President of Clean Harbors Environmental Services, Inc., responsible for sales and service for all Company subsidiaries. Mr. Lawton joined the Company in 1988 as a Customer Service Account Manager at its Braintree facility. In 1989, he became Sales Manager for the Midwest region. In 1992, he became Director of Sales for all service areas outside New England. Mr. Lawton held various management positions with New York Air and Pan American World Airlines from 1983 to 1988 before joining the Company. He received a BA degree from North Adams State College.

  Set forth below is information as to ownership of the Company's Common Stock as of March 11, 1994 by each director of the Company, each of the executive officers named on the Summary Compensation Table set forth below, and by all directors and executive officers as a group. No director or executive officer owns any Series B Convertible Preferred Stock. Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the specified shares.

                                                AMOUNT AND NATURE OF   PERCENT
NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1) OF CLASS
- ------------------------                       ----------------------- --------
Alan S. McKim.................................        3,555,462(2)      37.7%
John F. Kaslow................................            2,300           *
John O. Peterson..............................           11,056(3)        *
Lorne R. Waxlax...............................            8,000           *
Daniel J. McCarthy............................           12,000(4)        *
Christy W. Bell...............................           49,352           *
James A. Pitts................................           20,167           *
Jorgen H. Vestergaard.........................           10,000           *
Michael R. Hatch..............................           20,334           *
John P. Lawton................................              998           *
All current directors and executive officers
 as a group (12 persons)......................        3,691,149         38.8%

- --------
 *Less than 1%
(1) Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes the following number of shares of the Company's Common Stock which may be acquired under stock options which are exercisable within 60 days of March 11, 1994: Mr. Peterson (9,956 shares), Mr. McCarthy (11,800 shares), Mr. Kaslow (2,000 shares),

    Mr. Pitts (20,167 shares), Mr. Hatch (20,334 shares), Mr. Vestergaard (10,000 shares), Mr. Lawton (675 shares), and all current directors and executive officers as a group (74,932 shares).
(2) Excludes 60,000 shares owned by a trust for Mr. McKim's minor children as to which Mr. McKim holds no voting or investment power.
(3) Includes 400 shares owned either jointly by Mr. Peterson and his wife or by Mrs. Peterson individually, as to which Mr. Peterson shares voting and investment power.
(4) Includes 200 shares owned by Mr. McCarthy's son as to which Mr. McCarthy shares voting and investment power.

  To the Company's knowledge, as of March 11, 1994, no person or entity "beneficially owned" (as that term is defined by the Securities and Exchange Commission) 5% or more of the Company's Common Stock or Series B Convertible Preferred Stock, except as shown in the following table. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares. The holders of the Company's Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters.

                                                  NUMBER         PERCENT AND
                NAME AND ADDRESS                 OF SHARES      CLASS OF STOCK
                ----------------                 ---------      --------------
Alan S. McKim................................... 3,555,462(1) 37.7% Common Stock
Clean Harbors, Inc.
1200 Crown Colony Drive
Quincy, MA 02169
Brinson Partners, Inc...........................   521,500(2) 5.5% Common Stock
Brinson Trust Company
c/o Brinson Holdings, Inc.
   209 South LaSalle
   Chicago, IL 60604
Dimensional Fund Advisors, Inc..................   523,100(2) 5.5% Common Stock
1299 Ocean Avenue
Santa Monica, CA 90401
Froley, Revy Investment Company, Inc............    70,000    62.5% Series B
10900 Wilshire Blvd.                                           Convertible
Los Angeles, CA 90024                                          Preferred Stock
Morgan Guaranty Trust Co. of New York...........    42,000    37.5% Series B
23 Wall Street                                                 Convertible
New York, NY 10015                                             Preferred Stock

- --------
(1) Excludes 60,000 shares owned by a trust for Mr. McKim's minor children as to which Mr. McKim holds no voting or investment power.
(2) Based upon ownership as of December 31, 1993 shown on Schedule 13G filed with the Company by the specified entities in February 1994.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY FORM)

  The Board of Directors of the Company is composed of six directors, classified into three classes consisting of two directors each. One class of directors is elected each year for a term of three years. The terms of the Class II Directors, John O. Peterson and Lorne R. Waxlax, expire at the 1994 Annual Meeting, and the Board of Directors has nominated Mr. Peterson and Mr. Waxlax to continue to serve as Class II Directors.

  UNLESS OTHERWISE SPECIFIED THEREIN, SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED AT THE ANNUAL MEETING TO ELECT JOHN O. PETERSON AND LORNE R. WAXLAX AS DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM, UNTIL THE 1997 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED, EXCEPT IN THE EVENT OF DEATH, RESIGNATION OR REMOVAL. IN THE EVENT THAT ONE OR BOTH OF THE NOMINEES IS UNABLE TO STAND FOR ELECTION (WHICH EVENT IS NOT NOW CONTEMPLATED), THE HOLDERS OF THE ENCLOSED PROXY WILL VOTE FOR THE ELECTION OF A NOMINEE OR NOMINEES ACCEPTABLE TO THE REMAINING MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT MESSRS. PETERSON AND WAXLAX AS DIRECTORS.

COMPENSATION OF DIRECTORS

  The Company's policy is to pay each director who is not an employee an annual retainer fee of $20,000 and $500 for each meeting which he attends. The Company also reimburses directors for expenses incurred in connection with service on the Board. In 1993, the Company paid Mr. Peterson a $4,000 consulting fee in addition to his retainer fee. Total meeting attendance fees paid in 1993 were as follows: Mr. Kaslow and Mr. McCarthy each $6,000; Mr. Peterson $5,500; and Mr. Bell $4,000.

  According to the Company's Equity Incentive Plan approved by stockholders at the 1992 Annual Meeting, each director who is not an employee of the Company receives upon election to the Board a grant of a five-year non-qualified stock option to purchase that number of shares of the Company's Common Stock determined by multiplying 1,000 by the number of years or fraction thereof for which the director shall be elected, at the market price of the Common Stock on the date of election, vesting immediately as to the first 1,000 shares of any award and as to an additional 1,000 shares on the anniversary of the date of election. Upon approval of the Plan at the 1992 Annual Meeting, each non-employee director was deemed, for the purposes of the Plan, to have been elected to the Board for the remainder of his term, and the non-discretionary awards for directors not elected for a full three-year term were prorated. During 1992, Mr. Bell and Mr. McCarthy each received options for 3,000 shares, Mr. Peterson received options for 2,000 shares, and Mr. Kaslow received options for 1,000 shares. Mr. Kaslow was re-elected in 1993 to a full three-year term and received options for an additional 3,000 shares.

  During 1993, there were eleven meetings of the Board of Directors of the Company, of which four meetings were by written consent. During such period, each incumbent director participated in all of the meetings of the Board of Directors and all meetings of committees of the Board on which such director served.

  The Board of Directors has established an Audit Committee consisting of members of the Board of Directors who are not employed by the Company. During 1993, Messrs. McCarthy and Peterson constituted the Audit Committee. The primary functions of the Audit Committee are to recommend the selection of independent public accountants, to review the scope of and approach to audit work, and to meet with and review the activities of the Company's accountants and the independent public accountants. During 1993, there were three meetings of the Audit Committee.

  The Board of Directors has also appointed two other committees: a Stock Option Committee to administer the Company's Stock Option and Equity Incentive Plans, and a Compensation Committee. The Compensation Committee determines compensation arrangements for the Chief Executive Officer of the Company and works with the Chief Executive Officer in formulating compensation and bonus policies and programs applicable to the other officers and managers of the Company. In June 1993, the Board of Directors merged these two committees in order to better integrate stock options as a component of total compensation. The Compensation and Stock Option Committee consists of three non-employee directors, Mr. McCarthy, Mr. Peterson, and Mr. Kaslow, and often meets on days when meetings are held by the full Board. During 1993, there were nine meetings, of which two were held by consent and two were held in conjunction with regularly scheduled meetings of the full Board.

  The Board of Directors has not established a Nominating Committee.

                         COMPENSATION COMMITTEE REPORT

  In April 1993, the Board of Directors merged the Compensation Committee and the Stock Option Committee into one committee, the Compensation and Stock Option Committee (the "Committee"), consisting of three outside directors considered "disinterested" for purposes of Rule 16b-3 of the Securities and Exchange Commission. Acting on behalf of the Board of Directors, the Committee's responsibilities include the review and approval of executive officer compensation, recommending to the full Board compensation packages for the Chief Executive Officer and other senior executive officers, review of compensation policies for other management, and managing the Company's Stock Option and Equity Incentive Plans.

  The fundamental philosophy of the Committee regarding executive compensation is to offer competitive compensation opportunities and to align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, salary "at-risk", and awards of long-term equity incentives through non-qualified stock options.

  Base compensation and benefits for 1993 were determined based upon studies of comparable industry groups. Salary at-risk payments for 1993 were based upon a $1 million profit pool to be established if the Company achieved its 1993 earnings goal. Executives and managers would then be eligible to receive a number of participating shares of the pool based upon the relative potential impact of their positions. Individuals were then to be evaluated by senior management according to six individualized goals and objectives in determining whether they earned their shares. The salary at-risk pool for 1993 was not funded, nor were individual shares paid, because the Company did not achieve its earnings goal. A few individual bonuses were paid for 1993 based upon prior employment contract commitments.

  The final element of compensation for executive officers is long-term equity incentives through grants of non-qualified stock option awards at the market price of the Company's Common Stock. Awards are designed to align the interests of executive officers with those of stockholders of the Company and to encourage long-term retention of executives through periodic vesting of options, most of which vest as to 20% at the end of each successive year of service. The amount of these individual awards during 1993 was determined by dividing an individual's total compensation paid for 1992 by the average trading price of the Company's Common Stock during that year, and then applying a factor of 15% to 50% depending upon the individual's position and ability to positively impact Company results, adjusted according to his or her performance rating. Thus, an executive officer with compensation of $100,000 and an impact factor of 30% would be eligible to receive up to 3,000 option shares ($100,000/$10 x 30%) depending upon his or her performance rating.

  From June 1991 until November 1993, the Company maintained the positions of Co-Chief Executive Officers; Clyde D. Keaton and Alan S. McKim, the founder and largest shareholder of the Company. During this period, the method of establishing their compensation was for the Committee to focus on the compensation of Mr. Keaton, and to provide base compensation and salary at-risk to Mr. McKim equal to that of Mr. Keaton. Mr. Keaton's base compensation of $260,000, at-risk compensation and guaranteed option awards through June 1993 were established under his original three-year employment agreement entered into in June 1990 and remained the same through June of

1993. In the Spring of 1993, the Committee negotiated an extension of Mr. Keaton's employment agreement, increasing his base compensation to $300,000, and changing his salary at-risk from the original formula, which was a percentage of operating income in excess of $12 million, to various criteria and specific goals established each year by the Committee. The criteria selected by the Committee and their relative importance in determining the payment of salary at-risk to the Co-Chief Executive Officers for the second half of 1993 were earnings per share (50%), increased revenues (25%) and health, compliance and safety (25%). Conditions to any bonus payment to the Co-Chief Executive Officers were (i) a minimum earnings per share had to be achieved, and (ii) no payment would be made if salary at-risk payments were not made to executive officers and managers.

  Both Mr. Keaton and Mr. McKim voluntarily deferred the implementation of their salary increases; Mr. Keaton until his departure in November 1993, and Mr. McKim for an indefinite period. According to the formula in his 1990 employment agreement, Mr. Keaton was entitled to a $9,375 bonus for the first half of 1993 based upon the Company's net operating income. Mr. McKim has declined his 1993 bonus of an equal amount. Although the Company achieved a significant increase in sales and improvement in health, safety and compliance from 1992 to 1993, because the threshold goal of earnings per share was not achieved, no salary at-risk was earned or paid for the second half of 1993.

  The Revenue Reconciliation Act of 1993 added Section 162(m) of the Internal Revenue Code of 1986 which denies a deduction to any publicly held corporation for compensation paid to its chief executive officer or any of its other four highest paid executive officers in excess of $1 million, unless such compensation (including amounts realized from the exercise of stock options) is payable on account of the attainment of one or more performances goals set by at least two of the corporation's outside directors and approved by the shareholders. Although it is not anticipated that this law will have any immediate effect upon the Company, the Committee is studying the effect of this provision and intends to take the necessary steps to conform its compensation policies to this new provision.

                                          Members of the Committee
                                           John F. Kaslow
                                           Daniel J. McCarthy
                                           John O. Peterson

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth compensation information for the Chief Executive Officer, the four other most highly compensated executive officers of the Company and its subsidiaries who were serving as executive officers at the end of 1993, and for Clyde D. Keaton, who was Co-Chief Executive Officer until November 15, 1993.

                           SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                                      COMPENSATION(1)
                                                     --------------------
                        ANNUAL COMPENSATION            AWARDS     PAYOUTS
                     ----------------------------    ----------   -------
                                                     SECURITIES             ALL
                                                     UNDERLYING            OTHER
NAME AND                                              OPTIONS             COMPEN-
PRINCIPAL                                             GRANTED             SATION
POSITION        YEAR  SALARY   BONUS      OTHER       (SHARES)              (2)
- ---------       ---- -------- -------    --------    ----------   ------- -------
Alan S. McKim   1993 $250,008 $   --     $    --          --        --    $1,000
 Chairman of    1992  250,008  58,265         --          --        --     1,000
 the Board,
 President and  1991  250,008     --                      --        --
 Chief
 Executive Of-
 ficer
James A.        1993 $147,833 $58,000(4) $    --        7,500       --    $  750
Pitts(3)
 Senior Vice    1992  109,777  58,000         --       50,000       --
 President and
 Chief Finan-
 cial Officer
Jorgen H.       1993 $135,000 $65,000(4) $    --          --        --       --
Vestergaard(5)
 President,     1992   30,202     --                   10,000
 Clean Harbors
 Technology
 Corporation
Michael R.      1993 $135,000 $   --     $    --        5,000       --    $1,000
Hatch
 Senior Vice    1992  132,083  13,500         --          --               1,000
 President,
 Clean Harbors  1991  125,000     --
 Environmental
 Services,
 Inc.
John P. Lawton  1993 $ 99,687 $25,000    $ 26,560(6)    3,000       --    $1,000
 Vice Presi-    1992   80,000   7,500         --        5,000              1,000
 dent of
 Sales,
 Clean Harbors  1991   75,000   4,125                   1,000
 Environmental
 Services,
 Inc.
Clyde D. Kea-   1993 $265,147 $ 9,375    $ 83,021(7)  150,000(8)    --    $  750
ton
 former Co-     1992  259,992  58,265     198,304      50,000       --     1,000
 Chief
 Executive Of-  1991  259,992     --                   50,000       --
 ficer

- --------
(1) No restricted stock or stock appreciation rights were awarded during 1993, or held at the end of 1993. The Company does not have a long-term incentive plan, and there were no long-term incentive plan payouts during 1993.
(2) Consists of employer contribution to (S)401(k) plan. The Company does not provide any pension benefits other than the (S)401(k) plan.
(3) Mr. Pitts joined the Company in March 1992.
(4) Bonus pursuant to employment agreement, which specifies a minimum bonus for his first two years of employment.
(5) Mr. Vestergaard joined the Company in November 1992.
(6) Includes $23,644 in 1993 relocation expenses.
(7) Includes $42,000 in 1993 housing allowance pending sale of Mr. Keaton's former residence and $36,371 income tax gross-up on 1992 housing allowance.
(8) When Mr. Keaton resigned, he surrendered all rights to options on 450,000 shares, in return for a one-year option on 150,000 shares.

OPTIONS

  The following table illustrates the hypothetical value of stock options granted to the individuals named in the Summary Compensation Table during 1993, based on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the life of the stock options. The amounts set forth under "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" reflect required disclosures pursuant to regulations of the Securities and Exchange Commission. The actual value to be realized, if any, could be more or less than the assumed values depending upon the performance of the stock. Under the terms of the Company's Stock Option and Equity Incentive Plans, the Compensation and Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. No stock appreciation rights were awarded during 1993.

                             OPTION GRANTS IN 1993

                                                                             POTENTIAL
                                                                          REALIZABLE VALUE
                                                                             AT ASSUMED
                                                                          ANNUAL RATES OF
                                                                            STOCK PRICE
                                                                          APPRECIATION FOR
                                        INDIVIDUAL GRANTS                  OPTION TERM(2)
                         ------------------------------------------------ ----------------
                         NUMBER OF   PERCENT OF
                         SECURITIES TOTAL OPTIONS                           5%       10%
                         UNDERLYING  GRANTED TO   EXERCISE OR             ANNUAL   ANNUAL
                          OPTIONS   EMPLOYEES IN   BASE PRICE  EXPIRATION GROWTH   GROWTH
    NAME                  GRANTED       1993      PER SHARE(1)    DATE     RATE     RATE
    ----                 ---------- ------------- ------------ ---------- ------- --------
Alan S. McKim...........      --         --          $ --            --   $   --  $    --
James A. Pitts..........    7,500        1.6%         9.00        8/5/03   42,525  107,325
Jorgen H. Vestergaard...      --         --            --            --       --       --
Michael R. Hatch........    5,000        1.1%         9.00        8/5/03   28,350   71,550
John P. Lawton..........    3,000         .6%         9.00        8/5/03   17,010   42,930
Clyde D. Keaton(3)......  150,000       31.6%         7.75      11/15/94      --    33,750

- --------
(1) The exercise prices of the options granted are equal to the fair market value of the Common Stock on the date each option was granted, except for Mr. Keaton. See note 3.
(2) All options have a ten-year term, and are exercisable as to 20% of shares on the first anniversary of the date of grant and as to an additional 20% on each anniversary date thereafter, except for Mr. Keaton. See note 3.
(3) Mr. Keaton resigned on November 15, 1993. As part of a severance and consulting arrangement, he surrendered all rights to options on 450,000 shares at prices ranging from $7.75 per share to $12.00 per share in return for a one-year option on 150,000 shares at $7.75 per share (a price higher than the market price of $7.25 on November 15, 1993, and equal to the exercise price on 300,000 of his vested option shares which he surrendered).

OPTION EXERCISES AND YEAR-END OPTION VALUES

  The following table shows for the individuals named in the Summary Compensation Table the aggregate number of options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), the number of unexercised options held by each individual at year-end, and the value of unexercised in-the-money options at year-end. The high and low sales prices of the Company's Common Stock in 1993 were $17.50 and $6.00, respectively. The last sale price at year-end was $7.125. No stock appreciation rights were exercised during 1993 or held by such individuals at year-end.

                            OPTION EXERCISES IN 1993

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           NUMBER              UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                          OF SHARES              OPTIONS AT YEAR-END            YEAR-END
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
          NAME            EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Alan S. McKim...........      --     $    --        --          --        $   --       $  --
James A. Pitts..........   13,167     102,003     3,500      40,833             0           0
Jorgen H. Vestergaard...      --          --        --       10,000             0           0
Michael R. Hatch........    5,000      33,625    20,334      18,544        12,709       8,465
John P. Lawton..........      --          --        475       8,600             0           0
Clyde D. Keaton.........      --          --    150,000         --              0         --

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

  Mr. Keaton resigned on November 15, 1993. Mr. Keaton was employed under an employment agreement dated June 18, 1990, as amended May 27, 1993. Under his employment agreement he receives severance pay equal to his base salary plus any bonus payable under his employment agreement through the earlier of December 31, 1995 or the date he obtains new employment. Pursuant to Mr. Keaton's employment agreement, he had the right to receive ten-year options for 450,000 shares of the Company's Common Stock, at market prices on four different dates of award. When he resigned, he agreed to surrender those options and to be available to consult with the Company through November 15, 1994, in exchange for a one-year option for 150,000 shares at $7.75 per share (a price higher than the market price of $7.25 on November 15, 1993, and equal to the exercise price on 300,000 of his vested option shares which he surrendered).

  Mr. Pitts is employed under an employment agreement dated March 24, 1992. Pursuant to his employment agreement, he received ten-year options for 50,000 shares of the Company's Common Stock, vesting over three years. In the event of a "change of control" of the Company, the options awarded to Mr. Pitts shall vest immediately. His employment agreement also provides that if he is removed from his position, he will receive compensation at the annual rate of $200,000 for up to one year.

  Mr. Vestergaard is employed under an employment agreement dated October 9, 1992. His base salary is $135,000 per year. Mr. Vestergaard is eligible for an annual bonus tied to defined objectives established from time to time, with a minimum bonus for the first two years of employment of $65,000 per year. Pursuant to his employment agreement, he received ten-year options for 10,000 shares of the Company's Common Stock, vesting over five years. He also may receive 5,000 shares of restricted Common Stock for each Clean Extraction System sold by Clean Harbors Technology Corporation before October 9, 1995, but not more than 50,000 shares in total; no such stock has been granted to date. If his employment is terminated for any reason, his stock will be purchased by the Company for nominal value. He may also receive continuation of his base salary for up to one year.

PERFORMANCE GRAPH

  The following graph compares the five-year return from investing $100 on December 31, 1988 in each of Clean Harbors, Inc. Common Stock, the NASDAQ Market Index of companies, and an index of environmental services companies, compiled by Media General Financial Services, Inc. The environmental services group used by Media General Financial Services, Inc. includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date is December 31, 1988, when the Company's Common Stock price closed at $18.75 per share.




                            [GRAPH APPEARS HERE]

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
AMONG CLEAN HARBORS, NASDAQ MARKET INDEX AND ENVIRONMENTAL SERVICES GROUP INDEX

                                              NASDAQ   Environmental
Measurement period               Clean        Market   Services Group
(Fiscal year Covered)           Harbors       Index       Index
- ---------------------           --------     --------    --------
Measurement PT -
12/31/88                        $ 100.00     $ 100.00    $ 100.00

FYE 12/31/89                    $  58.67     $ 112.89    $ 159.90
FYE 12/31/90                    $  33.33     $  91.57    $ 142.98
FYE 12/31/91                    $  60.00     $ 117.56    $ 149.54
FYE 12/31/92                    $  64.00     $ 118.71    $ 141.15
FYE 12/31/93                    $  38.00     $ 142.40    $ 102.67





                       AMENDMENT OF EQUITY INCENTIVE PLAN
                             (ITEM 2 ON PROXY FORM)

  The Company's Equity Incentive Plan was approved by the stockholders at the 1992 Annual Meeting. The Equity Incentive Plan provides that the Compensation and Stock Option Committee (the "Committee") may grant awards ("Awards") of up to 450,000 shares of Common Stock (subject to anti-dilution adjustments, at the sole discretion of the Committee) to employees, including directors who are employees, in the form of incentive stock options ("ISOs") which qualify for special federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options which are not qualified for special tax treatment ("Non-Qualified Stock Options"), restricted stock, performance stock units, and stock appreciation rights. Under the Equity Incentive Plan, all employees and directors of the Company or any of its subsidiaries are eligible to participate.

  As of March 11, 1994, there were 96,250 shares available to be awarded under the Equity Incentive Plan. The Company desires to amend the Equity Incentive Plan to provide that the number of shares authorized for issuance under the Equity Incentive Plan be increased to 800,000. The Board of Directors believes that this amendment is appropriate in order to have available sufficient equity incentives to attract and retain the best qualified and motivated employees. Under the terms of the Equity Incentive Plan, in order to comply with regulatory rules under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), stockholder approval is required for any amendment that increases the number of shares of Common Stock subject to the Equity Incentive Plan (other than in connection with an adjustment upon a change in capitalization).

  The Board of Directors believes that the use of equity incentives will enhance the ability of directors, officers and key employees to acquire or increase their ownership interest in the Company, thereby increasing their motivation to strive toward ensuring the Company's growth and success. The Board also believes that the availability of such incentives will be a factor in attracting and retaining those highly competent individuals upon whose judgment, initiative and leadership the Company's continuing success depends.

  The Equity Incentive Plan provides that the Committee may grant Awards to employees, including directors who are employees, in any of the following forms:

  (A) OPTIONS. The Committee may award ISOs and Non-Qualified Stock Options (collectively, "Options") and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. As required by the Code, the option price per share of Common Stock purchasable under an ISO shall not be less than 100% of the fair market value of the Common Stock on the date of award. The Equity Incentive Plan provides that the option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee, and may be less than, equal to or greater than the fair market value of the Common Stock on the date of award, but in no event less than the par value of the Common Stock. Options may be exercisable for not more than ten years after the date the Option is awarded. A participant in the Equity Incentive Plan must notify the Committee in the event that the optionee disposes of Common Stock acquired upon exercise of an ISO either within the two-year period following the date the ISO was granted or within the one-year period following the date the optionee receives Common Stock upon the exercise of an ISO.

  For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the option, and no deduction is allowed to the Company upon either the grant or the exercise of the ISO. Rather, if shares acquired upon the exercise on an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price, or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event the Company will be entitled to a corresponding deduction from its income, provided the Company withholds and deducts as required by law. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as a capital gain.

  "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is imposed at the rate of 16% of the first $175,000 of alternative minimum taxable income ($87,500 for married individuals filing a separate return) and 28% thereafter, and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax, and the payment of any alternative minimum tax resulting therefrom will not increase the optionee's basis for the shares acquired for regular income tax purposes. In addition, if the aggregate fair market value (determined at the time the option is granted) of the Common Stock covered by ISOs which are exercisable for the first time by an individual in a calendar year exceed $100,000, the amount of the excess will not be treated as shares acquired through exercise on an ISO.

  Under the Code, a person who is granted a Non-Qualified Stock Option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a Non-Qualified Stock Option is exercised, the Company will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided the Company withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize a capital gain or loss.

  (B) STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") entitles the participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at the time of grant, less than) the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant (or over the Option exercise price, if the SAR was granted in tandem with an Option) multiplied by the number of shares with respect to which the SAR shall have been exercised. Subject to the provision of the Equity Incentive Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option, and determine the terms and conditions applicable thereto, including the form of payment. Generally, SARs granted in tandem with an Option will be exercisable at such time or times, and only to the extent that, a related Option is exercisable, and shall not be transferable except to the extent that a related Option is transferable.

  No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised or when a participant receives payment in cancellation of an Option, the participant will generally be required to include as taxable ordinary income in the year of such exercise or payment an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction for federal income tax purposes at the same time equal to the amount includable as ordinary income by such participant, provided the Company withholds and deducts as required by law.

  (C) PERFORMANCE STOCK UNITS. A performance stock unit ("Performance Stock Unit") entitles a participant to acquire shares of Common Stock upon the attainment of specified performance goals. Subject to the provisions of the Equity Incentive Plan, the Committee may award Performance Stock Units and determine the performance goals applicable to each such Award, the number of such shares for each period of performance established (the "Performance Cycle"), the duration of each Performance Cycle, and all other limitations and conditions applicable to the awarded Performance Stock Units. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of each Performance Stock Unit shall be equal to the fair market value of one share of Common Stock on the date the Performance Stock Unit is earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Stock Unit has been earned. The Committee will determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

  The recipient of Performance Stock Units will generally be subject to tax at ordinary income rates on the amount of cash received and the fair market value of any Common Stock issued under the Award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient, provided the Company withholds and deducts as required by law.

  (D) RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock for a purchase price equal to or greater than par value, subject to such conditions and restrictions, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the Equity Incentive Plan, the Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. A participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights and subject to any other conditions contained in the Award.

  A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the election is made, no taxable income will be realized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has a long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate realization of income under Section 83(b) of the Code).

  (E) GENERAL. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Equity Incentive Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a participant to defer all or any portion of a payment under the Equity Incentive Plan, including the crediting of interest on deferred amounts denominated in Common Stock. Such a deferral may have no effect for purposes of determining the timing of taxation of payments. Any Common Stock or other equity security offered under the Equity Incentive Plan to a participant subject to Section 16 of the Exchange Act (a "Section 16 Participant") may not be sold for a period of six months after the date of acquisition; any Common Stock or other equity security acquired by a
Section 16 Participant upon exercise of an Option may not be sold for six months after the grant of the Option; and any SAR granted to a Section 16 Participant may not be exercised for six months after the date of grant.

  The Equity Incentive Plan also provides for non-discretionary grants of Non-Qualified Stock Options to all directors of the Company who are not employees ("Non-Employee Directors"). On the date upon which a Non-Employee Director is elected a member of the Company's Board of Directors, and on each subsequent election, he or she receives the grant of a Non-Qualified Stock Option to purchase that number of shares of Common Stock determined by multiplying 1,000 by the number of years or portion thereof for which the Director shall be elected to serve and rounding the result to the nearest whole number. Options granted to Non-Employee Directors elected for a term of one year or less are immediately exercisable. Options granted to Non-Employee Directors elected for a term of more than one year shall be exercisable as to 1,000 shares and as to 1,000 additional shares (or such lesser number as shall have been awarded) at the commencement of each successive year of the term. The purchase price of the shares of Common Stock subject to each option shall be the closing price of a share of the Common Stock on NASDAQ on the date the Option is granted.

  The number, kind and per share exercise price of shares issuable upon the exercise of any Options outstanding or to be granted to Non-Employee Directors shall be proportionately adjusted in the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

  The term of each Option granted to a Non-Employee Director shall be five years from its date of grant, unless sooner terminated or extended in the event of the death of the Non-Employee Director or if the Non-Employee Director's membership on the Board is terminated. If a Non-Employee Director dies while serving as a director, his or her options are exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the 12 months following his or her death. If a Non-Employee director's membership on the Board terminates for any reason other than death, his or her options are exercisable only during the three months following the date of termination.

  Awards may not be made under the Equity Incentive Plan after March 15, 2002, but outstanding Awards may extend beyond such date. Common Stock subject to Awards which expire or are terminated prior to exercise or Common Stock which has been forfeited under the Equity Incentive Plan will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Equity Incentive Plan. Any proceeds received by the Company from transactions under the Equity Incentive Plan will be used for the general purposes of the Company.

  The Equity Incentive Plan further provides that the Committee will serve as administrator. The Committee shall determine, from among those employees to receive Awards, those to whom Awards should be granted and the type of Award to be granted. The Board of Directors of the Company may amend, suspend, or terminate the Plan or any portion thereof at any time. However, no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Exchange Act, or any successor provision. Accordingly, stockholder approval would be required for any amendment that materially increases the number of shares of Common Stock subject to the Equity Incentive Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the class of employees of the Company eligible to be granted Awards by the Committee under the Plan. In addition, Sections 10(a) and (c) of the Plan (which relate to the grant of Non-Qualified Stock Options to Non-Employee Directors) may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

  All Awards under the Equity Incentive Plan to date have been in the form of Non-Qualified Stock Options. The following table shows the Awards received by the individuals named in the Summary Compensation Table above and by other groups of individuals under the Equity Incentive Plan, and the number of shares covered by options granted to the foregoing under the Company's 1987 Stock Option Plan. The table shows the aggregate number of options received under each plan as of March 11, 1994. Some options have been exercised. For information as to the options exercised in 1993, the number of unexercised options held by certain individuals, and the value of unexercised in-the-money options at the end of 1993, see the Option Exercises table above.

                                                           AMOUNT OF OPTIONS
                                                                RECEIVED
                                                        ------------------------
                                                        EQUITY INCENTIVE  1987
             NAME AND PRINCIPAL POSITION                      PLAN        PLAN
             ---------------------------                ---------------- -------
Alan S. McKim.........................................          --           --
 Chairman of the Board, President and Chief Executive
 Officer
James A. Pitts........................................        7,500       50,000
 Senior Vice President and Chief Financial Officer
Jorgen H. Vestergaard.................................       10,000          --
 President, Clean Harbors Technology Corporation
Michael R. Hatch......................................        5,000       50,000
 Senior Vice President, Clean Harbors Environmental
 Services, Inc.
John P. Lawton........................................        8,000        5,075
 Vice President, Clean Harbors Environmental Services,
 Inc.
Clyde D. Keaton*......................................          --       150,000
 former Co-Chief Executive Officer
All current executive officers as a group (7 persons).       74,500      150,075
All current directors who are not executive officers
 as a group (5 persons)...............................       12,000       22,764
All employees, including all current officers who are
 not executive officers, as a group (420 persons).....      364,250      707,272

- --------
  *Pursuant to Mr. Keaton's employment agreement, he had the right to receive ten-year options for 450,000 shares of the Company's Common Stock. When he resigned, he surrendered those options in exchange for a one-year option for 150,000 shares.

  AS DESCRIBED ABOVE, THE BOARD OF DIRECTORS BELIEVES THAT AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY INCENTIVE PLAN FROM 450,000 TO 800,000 WILL ALLOW THE COMPANY TO ATTRACT AND RETAIN THE HIGHLY TRAINED AND MOTIVATED INDIVIDUALS ON WHICH THE FUTURE SUCCESS OF THE COMPANY DEPENDS. ACCORDINGLY, THE BOARD OF DIRECTORS URGES THE STOCKHOLDERS TO VOTE "FOR" THE AMENDMENT OF THE EQUITY INCENTIVE PLAN. PROXIES WILL BE VOTED IN THE MANNER SPECIFIED THEREIN WITH RESPECT TO APPROVAL AND, IF NO SPECIFICATION IS MADE, IN FAVOR OF APPROVAL.

                              CERTAIN TRANSACTIONS

  In March 1986, Mr. McKim acquired a 25% limited partnership interest in Wood Road Associates Limited Partnership, which owns the property at which Clean Harbors Environmental Services, Inc. leases space to perform engineering and analytical services. The other 75% interest in the partnership is owned by individuals unrelated to the Company or to Mr. McKim. The lease, executed in March 1986, is for a period of ten years, with an option to extend the term for an additional five years. The lease provides for the rental of 42,078 square feet of office and laboratory space at an initial monthly rental of $47,350, subject to annual cost of living adjustments. The Company believes that the property is being leased at its fair rental value.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 1993 all such filing requirements were satisfied on a timely basis.

                            INDEPENDENT ACCOUNTANTS

  The Company's independent public accountants will be selected by the Board of Directors at its meeting following the Annual Meeting of stockholders. The Board of Directors anticipates that it will select Coopers & Lybrand to serve as the Company's independent public accountants for the year ending December 31, 1994. Coopers & Lybrand has served as the Company's independent public accountants since the fiscal year ended February 28, 1990. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

  Proposals which qualified stockholders intend to present at the 1995 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than December 31, 1994.

                                 OTHER MATTERS

  THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO JOHN S. INGALLS, VICE PRESIDENT, CLEAN HARBORS ENVIRONMENTAL SERVICES, INC., P.O. BOX 9137, QUINCY, MASSACHUSETTS 02269-9137, TELEPHONE (617) 849-1800, EXT. 4567.

  Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

                                          By Order of the Board of Directors,

                                          C. Michael Malm, Clerk

April 7, 1994

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             CLEAN HARBORS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Alan S. McKim, James A. Pitts, and C. Michael Malm, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of stock of Clean Harbors, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of USTrust, 40 Court Street, Boston, Massachusetts at 8:30 a.m. on Thursday, May 19, 1994 or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.






                         (To be Signed on Reverse Side)
- --------------------------------------------------------------------------------

Please mark votes as in this example. [X]

1. Election of Directors:    FOR [_] WITHHELD [_]
                                     Nominees: John O. Peterson, Lorne R. Waxlax

   For, except vote withheld from the following nominee:________________________

2. Proposal to increase the number of shares authorized for issuance under the Equity Incentive Plan from 450,000 shares to 800,000 shares:

                     FOR [_]      AGAINST [_]      ABSTAIN [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                                                  Date:________________

                                                  Signature:___________

NOTE: Please sign exactly as
name appears hereon. Joint
owners should each sign. When
signing as attorney, executor,
administrator, trustee or
guardian, please give full
title as such.


- --------------------------------------------------------------------------------